LEASE

      THIS INDENTURE OF LEASE dated this 14th day of February, 1995 by and between the Landlord and the Tenant named below.

      WITNESSETH that Landlord, for and in consideration of the rents herein reserved and the covenants and agreement herein contained and expressed on the part of the Tenant to be kept, performed and fulfilled, hereby demises and lets unto the Tenant, and the Tenant hereby leases from the Landlord the Leased Premises described below.

Section 1 -- Definitions and Certain Basic Provisions.

      1.1 Landlord:   Duffy Wall Street L.L.C.

      1.2 Landlord's Address: 411 Waverley Oaks Drive,
                              Waltham, Massachusetts 02154

      1.3 Tenant:   CFX Bank

      1.4 Tenant's Address:   P. O. Box 746, Keene New Hampshire

      1.5 Leased Premises: The Leased Premises are (a) approxi-mately 6,000 square feet located on the first floor at One Wall Street, Manchester, New Hampshire, said premises being shown as outlined on the plan attached hereto as Exhibit A (the "Interior Leased Premises") and (b) approximately 8,750 square feet of land with four (4) drive-through teller stations (the "Exterior Leased Premises") located on the westerly side of the property on which the Leased Premises are located. The Leased Premises are located on the property described in Exhibit B attached hereto (the "Landlord's Premises"). Landlord shall also assign to Tenant four (4) parking spaces for Tenant's exclusive use in the parking area under the building during the term or any extended term of this Lease. Landlord and Tenant acknowledge that the exact area of the Interior Leased Premises will not be determined until the completion of the Fit-up work provided for in Section 6 and agree to execute an Addendum in substantially the form attached hereto upon completion of the Fit-up work. The area of the Interior Leased Premises shall be measured from interior surface of the exterior windows and the center line of interior petitions.

      1.6 Occupancy and Lease Term. Tenant may commence occupancy as of the date that this Lease has been executed by both Landlord and Tenant (the "Occupancy Date") for the purpose of refurbishing the Leased Premises. Rental payments shall commence on the Rent Commencement Date, which shall be (a) 90 days from the date that Landlord has completed the interior renovations set forth on Exhibit C attached hereto and made a part hereof, or (b) the date the Landlord has completed the interior renovations set forth on Exhibit C--1, whichever date is last to occur, or, if earlier, (c) the date upon which the Tenant has opened for business to the public and the Landlord has completed the interior renovations set forth on Exhibit C--1. The term of this Lease (the "Lease Term") shall continue for 60 months from the Rent Commencement Date, unless the Rent Commencement Date falls on a date other than the first of the month. In such case, the Lease Term shall be extended by the number of days remaining in the calendar month containing the Rent Commencement Date. In addition, rent shall be prorated for that portion of the month in which the Rent Commencement Date falls, if it does not fall on the first day of a month.

      1.7  Base Rent.   The base rent shall be payable monthly in advance.
 The parties acknowledge that the Base Rent is calculated at the following rates: (a) $10.20 per square foot per year of Interior Leased Premises and (b) $3.00 per square foot per year of Exterior Leased Premises and agree that the exact amount of the base rent shall be determined upon completion of the Fit-up work.

      1.8 Initial Common Area Maintenance and Services Charge per month:
 $1,500.00 per month, which the parties acknowledge is based upon $3.00 per square foot of Interior Leased Space per year, subject to adjustment upon determination of the exact area of the Interior Leased Premises.

      1.9 Initial Tax Payment per month: $900.00, which the parties acknowledge is based upon $1.80 per square foot of Interior Leased Space per year, subject to adjustment upon determination of the exact area of the Interior Leased Premises.

      1.10 Permitted Use: Financial institution including commercial and retail banking operations.

Section 2 -- Rent and Additional Rent.

      2.1 The Tenant shall pay to the Landlord in advance, on the first day of each calendar month, the Base Rent set forth in Section 1.7. If the first and/or last month is less than a full calendar month, the Base Rent shall be pro-rated for such month(s).

      2.2 If any Payment Obligation is not received within five (5) business days of the due date the Tenant shall pay to the Landlord a "late charge" equal to 5% of the past due Payment Obligation. As used in this Lease, the term "Payment Obligation" means and includes any and all financial liabilities of Tenant to Landlord whatsoever, including, without limitation, Base Rent, tax, common area charges, and any amount paid by Landlord on behalf of Tenant.

      2.3 Unless and until otherwise directed in writing by the Landlord, Tenant shall make all payments due hereunder to the Landlord at the address stated in Section 1.2.

Section 2A -- Option to Renew.

      Provided that no default be existing at the time of exercise, Landlord grants Tenant two options to renew this Lease for additional consecutive five year terms. The option for the first five year renewal term must be exercised by Tenant giving Landlord written notice of Tenant's election to do so at least 180 days prior to the expiration of the Lease Term and, in the case of the second five year renewal option, Tenant must give Landlord written notice at least 180 days prior to the expiration of the first five year renewal term. All of the terms and conditions set forth in this Lease shall remain in effect throughout the extended term.

Section 2B -- Option for Additional Space.

      Tenant shall have the right upon written notice, to lease the space shown on Exhibit A as "Additional Space." Upon the exercise of such right and the commencement of occupancy of the Additional Space, the Base Rent, CAM Charges and Taxes shall be increased based upon the additional square footage contained within the Additional Space and Landlord and Tenant agree to execute an Addendum setting forth the revised rental charges and square footage.

Section 3 -- Security Deposit.

      Simultaneously with the execution of this Lease, the Tenant has deposited the sum of $9,687.50(the "Deposit") with the Landlord as security for the full and faithful performance by the Tenant of all of the terms and conditions of this Lease required to be paid or performed by the Tenant. The Landlord may apply any portion of the Deposit toward any payment due hereunder for which the Tenant is in default and for any damages to the Leased Premises (excluding reasonable wear and tear) caused by any affirmative or negligent act by the Tenant, its employees, servants or invitees. Upon the expiration of this Lease, Landlord shall return the Deposit to the Tenant less any amounts applied by Landlord to said payments or damages.

Section 4 -- Quiet Enjoyment and Acceptance.

      The Landlord shall put the Tenant in possession of the Leased Premises at the beginning of the term hereof, and the Tenant, upon paying the rent and observing the other covenants and conditions herein upon its part to be observed, shall peaceably and quietly hold and enjoy the Leased Premises. The Landlord warrants to the Tenant that the Landlord's title to the Leased Premises is free and clear of all encumbrances except for mortgages of record and easements and restrictions of record which will not unreasonably interfere with Tenant's intended use of the Leased Premises. In the event that the Leased Premises are subject to any mortgages of record, Landlord shall provide Tenant with Subordination and Attornment Agreements, pursuant to Section 20 below, on or before the Rent Commencement Date.

Section 5 -- Common Area and Common Area Maintenance Changes.

      5.1 The term "Common Area" means that part of the Landlord's Premises intended for the common use of all tenants, including among other facilities, lobbies, rest rooms, parking areas, private streets and allies, landscaping, loading area, sidewalks, walkways, elevators, lighting facilities, drinking fountains, plumbing, public toilets and the like, but excluding leasable commercial space and the structural components of the Landlord's Premises. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, excluding, however, the first floor lobby area shown on Exhibit A and the hallways providing access to the Interior Leased Premises. The Tenant and its employees and customers shall have the non-exclusive right to use the Common Area subject to such reasonable rules and regulations governing use as the Landlord may from time to time prescribe.

      5.2 The Landlord shall be responsible for the operation, management, maintenance and repair of the Common Area, including but not limited to cleaning of all Common Areas, landscaping of the exterior of the building located on Landlord's Premises, snow removal from all sidewalks, walkways, driveways, parking areas and the Exterior Leased Premises and the washing of all exterior windows no less often than two (2) times per year.

      5.3 The Tenant shall pay to Landlord on the first day of every month the Initial Common Area and Services Maintenance charge set forth in
Section 1.8 as Tenant's share of Common Area Maintenance and Services (the "CAM Charge"). The CAM Charge shall be deemed to include Tenant's share of the cost of the Common Area Maintenance set forth in Section 5.2 hereof, the cost of utilities set forth in Section 11 hereof and the cost of insurance set forth in Section 17.2 and 18.1 hereof. During any year after calendar year 1995 during which the total CAM Charges divided by the total number of square feet of interior floor area of the building of which the Interior Leased Premises are a part, is less than or greater than Three Dollars ($3.00) then, if the actual CAM Charges exceeds Three Dollars ($3.00) Tenant shall pay to Landlord the difference between the actual CAM Charges and the CAM Charge payments made by Tenant within fifteen (15) days of the receipt of the itemization of CAM Charges by Tenant. In the event that Tenant's estimated CAM Charge payments exceed the actual CAM Charges, Landlord shall credit Tenant with the difference on Tenant's next estimated CAM Charge payment. The amount of the CAM Charge payment to be made by Tenant on a monthly basis during the ensuring year shall be adjusted annually to reflect the actual CAM Charge expenses incurred during the preceding year. At Tenant's request, Landlord will furnish to Tenant evidence (such as bills or invoices) of the actual costs and expenses which comprise the CAM Charges.

Section 6 -- Fit-up, Repairs and Cleaning by Landlord.

      6.1 The Landlord shall perform in a good and workmenlike manner, the fit-up work set forth on Schedules C and C--1 attached hereto and made a part hereof. All such work shall be performed by Landlord at Landlord's expense with the exception that the Tenant shall reimburse Landlord for the cost of constructing the interior vertical demising walls. All such work shall be done with first class materials in a good and workmenlike manner, in accordance with all applicable governmental laws, rules and regulations and to a standard appropriate for first class professional offices and banking facilities. The work set forth in Schedule C shall be completed no later than six (6) weeks from the date of execution of this Lease and the work set forth in Schedule C-- 1 shall be completed no later than three (3) months from the date of execution of this Lease, subject to any reasonable delays caused for force majeure, such as strikes, casualty or inability to obtain materials.

      6.2 The Landlord shall, at its own expense, make any and all repairs to the Leased Premises and the remainder of Landlord's Premises including but not limited to any and all roof and other structural repairs, repairs to the heating, ventilation and air conditioning systems and replacement of broken glass, except to the extent that such repairs are necessitated by any affirmative or negligent act by the Tenant, its employees, servants or invitees and except to the extent such repairs are made Tenant's responsibility in Section 7. With respect to any repairs that the Landlord is required to make the Landlord shall use best efforts to accomplish such repairs as promptly as possible, with no disruption to Tenant's business operations unless reasonably necessary

Section 7 -- Repairs by Tenant.

       The Tenant shall, at its own expense (i) maintain in good repair all doors, hardware, locks, and lighting, servicing the Leased Premises
(ii) be responsible for repairs to the Leased Premises to the extent such repairs are necessitated by any affirmative or negligent act by the Tenant, its employees, servants or invitees, and (iii) be responsible for any interior painting and carpeting desired by the Tenant. The Tenant shall also promptly make any repairs or alterations lawfully required by any public authority as a result of changes in statutes or regulations which become effective subsequent to the beginning of the term of this Lease and which repairs are required because of the nature of the occupancy of the Leased Premises by the Tenant or the manner in which it conducts its business therein. At the expiration of this Lease or earlier termination hereof for any cause herein provided for, the Tenant shall deliver up the Leased Premises to the Landlord in the same condition and state of repairs as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage due to fire or other casualty insured against and Landlord's obligations excepted.

Section 8 -- Alterations, Conduits, Signs.

      8.1 Tenant shall not make any alterations, additions or improvements to the Leased Premises with a cost in excess of $10,000 in the aggregate without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the premises, and except for the initial Tenant fit-up work being performed prior to the Rent Commencment Date as shown/described n Exhibit D.

      8.2 All construction work done by Tenant or by Landlord shall be performed in a good and workmanlike manner, and in compliance with all governmental requirements.

      8.3 In the event of the filing of any notice of a builder's, supplier's or mechanic's lien on the Leased Premises arising out of any work performed by or on behalf of the Tenant (other than work performed by the Landlord hereunder) the Tenant shall cause without delay proper proceedings to be instituted to test the validity of the lien claims, and to discharge immediately the same by the posting of bond or otherwise; and the Tenant shall completely indemnify the Landlord against any such claim or lien and all costs of such proceedings wherein the validity of such lien is contested by the Tenant.

      8.4 The Tenant shall pay the increased premiums, if any, for the regular insurance coverage of the Leased Premises resulting from any additional risk during the course of construction or installation of any such alteration, addition or improvement and or the increased cost of fire and extended coverage insurance resulting from the increased value of the building of which the Leased Premises are a part. This Section shall not apply to any increased premiums resulting from work being performed by Landlord at the Leased Premises prior to the Rent Commencement Date.

      8.5 Tenant shall have the right to install, maintain, repair and replace wires, lines, cables, conduits and pneumatic tubing necessary for the connection of the ATM location as shown on Exhibit A and the drive-up teller facilities as shown on Exhibit A--1 to the Interior Leased Premises. In connection therewith, Tenant shall have the right to remove such flooring, ceiling panels and such other nonstructural components of the building within which the Leased Premises are located and to excavate and trench between the exterior of said building and the drive-up teller facilities in order to install, maintain and repair the necessary wires, lines, cables, conduits and pneumatic tubing; provided, however, that in all such cases the Tenant shall restore Landlord's Premises as nearly as is practical to its condition immediately prior to the commencement of any such work.

      8.6 Tenant is hereby given the sole and exclusive right to place, keep and maintain such signs as Tenant may from time to time desire on both sides of the upper most twelve (12) feet of the exterior standalone sign located on the easterly side of the Landlord's Premises; provided, however, that all such signage shall be in conformance with the City of Manchester Zoning Ordinance. Tenant shall have the further right to install such signage in the lobby area of the building and within the Exterior Leased Premises as may be reasonably necessary to indicate to the general public the location of the Tenant's business premises and drive-up teller locations. All such signage shall be submitted to Landlord for Landlord's approval prior to its placement, which approval shall not be unreasonably withheld.

Section 9 -- Redelivery at End of Lease Term; Holding Over.

      9.1 At the expiration of this Lease or upon the earlier termination of this Lease for any cause herein provided for, the Tenant shall peaceably and quietly quit the Leased Premises and deliver possession of the same to the Landlord.

      9.2 In the event Tenant remains in possession of the Leased Premises after the expiration or earlier termination of this Lease and without the execution of a new Lease, Tenant shall be deemed to be a Tenant at will.

Section 10 -- Trade Fixtures, Landlord's Lien.

      The Landlord agrees that all furniture, furnishings and trade fixtures installed in the Leased Premises shall be deemed to remain personal property and that all such furniture, furnishings and trade fixtures of the Tenant or of any employee, agent or subcontractor or sub-tenant of the Tenant may be removed prior to the expiration of this Lease or earlier termination for any cause herein provided for; but the Tenant shall repair any damage occasioned by such removal and shall restore the Leased Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain, and damage due to fire or other casualty insured against and Landlord' obligations excepted. Any such property which may be removed pursuant to the preceding sentence and which is not so removed prior to the expiration or earlier termination of this Lease may be removed from the Leased Premises by the Landlord and stored for the account of the Tenant; and if the Tenant shall fail to reclaim such property within ninety (90) days following such expiration or earlier termination of this Lease, such property shall be deemed to have been abandoned by the Tenant, and may be appropriated, sold, destroyed or otherwise disposed of by the Landlord without notice to the Tenant and without obligation to account therefor.

Section 11 -- Utilities.

      The Tenant shall pay for all electricity and telephone service supplied to it at the Leased Premises. Landlord shall provide at its cost, separate electric meters for the Leased Premises. Landlord shall provide and be responsible for payment of all other utilities to the Leased Premises and the Common Area, including but not limited to water, sewer, heating, ventilating and air conditioning. During the heating season, the heat provided by landlord shall be such as to maintain the temperature within the Interior Leased Premises at no less than 68 and during the air conditioning season, air conditioning shall be provided so as to maintain the temperature within the Interior leased Premises at no greater than 75 . Heat and air conditioning shall be provided at the foregoing minimum and maximum temperatures during normal business hours which shall be 7:00 a.m. to 6:00 p.m. on weekdays and 7:00 a.m. to 12:00 noon on Saturdays. Landlord shall not be liable for any interruption whatsoever in utility services, unless such interruption is the result of an affirmative or negligent act by the Landlord, its employees, servants or invitees.

Section 12 -- Use of Premises.

      12.1 The Tenant covenants and agrees to use and occupy the demised premises only for the use set forth in Section 1.13.

      12.2 The Tenant shall procure any licenses or permits required by any use of the Leased Premises by the Tenant.

      12.3 The Tenant shall not permit any employee or visitor of the Tenant to violate the covenants or obligations of the Tenant hereunder.

Section 13 -- Subleasing -- Assignment.

      The Tenant shall not, without the prior written consent of the Landlord, assign this Lease in whole or in part, or sublet the Leased Premises or any portion thereof; provided, however, that this Lease may be assigned without such consent in the event of a merger by Tenant or acquisition of Tenant to the Tenant's successor upon merger or the Tenant's purchaser and Tenant shall have the right to assign this Lease or sublet all or a portion of the Premises to any parent, subsidiary or affiliated corporation without the prior written consent of the Landlord.
 In the event of such assignment or sublease the Tenant shall remain liable to the Landlord for all the Payment Obligations under the terms of this Lease and for the performance of all covenants herein to be performed by the Tenant.

Section 14 -- Taxes and Assessments.

      As set forth in Section 1.9, Tenant shall pay Landlord a tax payment each month of $900.00, based upon $1.80 per square foot of Interior
Leased Premises per year (the "Tax Base"). In the event, during any tax year, commencing with the tax year effective on April 1, 1996, the total tax bill for the Landlord's Premises, divided by the total number of square feet located in the building located on Landlord's Premises, if greater than or less than $1.80 per square foot, then, if such amount is greater than $1.80 per square foot the Tenant shall pay to the Landlord as additional rent, the amount by which the per square foot tax computation for such year exceeds $1.80, multiplied by the number of square feet within the Interior Leased Premises. Such payment shall be made by the Tenant to the Landlord within fifteen (15) days of receipt of the invoice for such payment. In the event that such calculation results in a number less than $1.80 per square foot, then the Landlord shall credit such amount multiplied by the number of square feet within the Interior Leased Premises to the next ensuing monthly tax payment or payments due from Tenant.

Section 15 -- Eminent Domain.

      In the event that the Leased Premises shall be lawfully condemned or taken by any public authority either in their entirety or in such proportion that they are no longer suitable for the intended use by the Tenant, this Lease shall automatically terminate without further act of either party on the date when possession of the Leased Premises is surrendered and shall be relieved of any further obligation to the other, except that the Tenant shall be liable for and shall promptly pay to the Landlord any rent then in arrears, or the Landlord shall promptly rebate to the Tenant a pro rata portion of any rent paid in advance. In the event the proportion of the Leased Premises so condemned or taken is such that they are still suitable for use by the Tenant (it being agreed that any taking which eliminates or significantly reduces the Exterior Leased Premises may, at Tenant's option, be deemed to render the entire Leased Premises unsuitable for Tenant's purposes), this Lease shall continue in effect in accordance with its terms and a portion of the rent shall abate equal to the proportion of the rental value of the Leased Premises so condemned or taken. In either of the above events, the award for the property so condemned or taken shall be payable solely to the Landlord, excluding, however, any payments for business relocation, business interruption, or other awards relating directly to Tenant's business operations.

Section 16 -- Liability.

      Except for injury or damage caused by the willful or grossly negligent act or failure to act of the Landlord, its servants or agents, the Landlord shall not be liable for any injury or damage to any person happening on or about the Leased Premises or for any injury or damage to the Leased Premises or to any property of the Tenant or to any property of any third person, firm, association or corporation on or about the Leased Premises. The Tenant shall, except for injury or damage caused as aforesaid, indemnify and save the Landlord harmless from and against any and all liability and damages, costs and expenses, including reasonable counsel fees, and from and against any and all suits, claims and demands of any kind or nature, by and on behalf of any person, firm association or corporation, arising out of or based upon any incident, occurrence, injury or damage which shall or may happen on or about the Leased Premises and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Leased Premises or the Common Area or the installation of any property therein or the removal of any property therefrom.

Section 17 -- Liability Insurance.

      17.1 The Tenant shall, throughout the term hereof, procure and carry, at its expense, comprehensive liability insurance on the Leased Premises with a responsible insurance company authorized to do business in New Hampshire. Such insurance shall be carried in the name of and for the benefit of the Tenant and the Landlord; shall be written on an "occurrence" basis; and shall provide coverage of at least One Million Dollars ($1,000,000.00) in case of death of or injury to one person; at least Two Million Dollars ($2,000,000.00) in case of death of or injury to more than one person in the same occurrence, and at least Five Hundred Thousand Dollars ($500,000.00) in case of loss, destruction or damage to property. A single limit policy or policies in the total amount of Two Million Dollars ($2,000,000.00) shall be deemed compliance with the preceding sentence. The Tenant shall furnish to the Landlord a certificate of such insurance which shall provide that the insurance indicated therein shall not be cancelled without at least ten (10) days' written notice to the Landlord.

      17.2 The Landlord shall maintain general public liability insurance coverage on the Common Area.

Section 18 -- Fire and Extended Coverage Insurance.

      18.1 The Landlord shall procure and continue in force during the term hereof fire and extended coverage insurance on the Leased Premises.

      18.2 Without prejudice to any rights of the Landlord under the applicable insurance policies, the Tenant shall be held free and harmless from liability for loss or damage to the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage be the result of the negligence of the Tenant, its employees or agents. This subsection does not impose any added obligation or expense upon the Landlord and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

      18.3 Without prejudice to any rights of the Tenant under the applicable insurance policies, the Landlord shall be held free and harmless from liability for loss or damage to personal property of the Tenant in the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage be the result of the negligence of the Landlord, its employees or agents. This subsection does not impose any added obligation or expense upon the Tenant and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

Section 19 -- Destruction or Damage.

      In the event the Leased Premises shall be totally destroyed by fire or other casualty insured against, or shall be so damaged that repairs and restoration cannot be accomplished within a period of one hundred twenty
(120) days from the date of such destruction or damage, this Lease shall automatically terminate without further act of either party, and each party shall be relieved of any further obligation to the other, except that the Tenant shall be liable for and shall promptly pay the Landlord any rent then in arrears or the Landlord shall promptly rebate to the Tenant a pro rata portion of any rent paid in advance. In the event the Leased Premises shall be so damaged that repairs and restoration can be accomplished within a period of one hundred twenty (120) days from the date of such destruction or damage, this Lease shall continue in effect in accordance with its terms; such repairs and restoration shall, unless otherwise agreed by the Landlord and the Tenant, be performed promptly by the Landlord as closely as practicable to the original specifications
(utilizing therefor the proceeds of the insurance applicable thereto without any apportionment thereof for damages to the leasehold interest created by this Lease), and until such repairs and restoration have been accomplished, a portion of the rent shall abate equal to the proportion of the Leased Premises rendered unusable by the damage. The Tenant agrees to execute and deliver to the Landlord all instruments and documents necessary to evidence the fact that the right to such insurance proceeds is vested in the Landlord.

Section 20 -- Mortgage Lien.

      The Tenant agrees to execute subordination agreements providing that this Lease shall be subject and subordinate to the lien of (1) any mortgage or deed of trust constituting a first lien of the Leased Premises, or any part thereof, at the date hereof, (2) the lien of any mortgage or deed of trust hereafter executed to a bank, trust company or other recognized lending institution to provide permanent financing or refinancing of the Landlord's Premises or any part thereof, and (3) any renewal, modification, consolidation or extension of any mortgage or deed of trust referred to in clause (1) and (2) provided that it will be a condition of any such subordination agreement that this Lease and Tenant's rights hereunder shall survive any foreclosure sale so long as Tenant is not in default hereunder.

Section 21 -- Landlord's Right to Cure.

      In the event Tenant fails to make timely payment of any insurance premium, tax or other amount which Tenant is obligated to pay hereunder, Landlord may, at Landlord's sole discretion, pay such amount on behalf of Tenant, and any amount paid by Landlord hereunder shall become an immediately due obligation of Tenant to Landlord without notice or demand.

Section 22 -- Default.

      In the event (i) any Payment Obligation hereunder shall not be paid within fifteen (15) days after notice of failure to make payment; or
(ii) the Tenant defaults in the performance or observance of any other covenant or condition in this Lease and such default remains unremedied for thirty (30) days after written notice thereof has been given to the Tenant by the Landlord; provided, however, that said period shall be extended during such time as the Tenant is making bona fide diligent and reasonably continuous efforts to cure such default; or (iii) the Tenant makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of or for the Tenant of any substantial part of its property, commences any proceeding relating to the Tenant or any substantial part of its property under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against the Tenant any such proceeding which remains undismissed for a period of sixty (60) days, or any order approving the petition in any such proceeding is entered, or the Tenant by any act indicates its consent to, or acquiescence in, any such proceeding or the appointment of any receiver of or trustee for the Tenant of any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days, then in any of such events, the Landlord may, immediately or at any time thereafter and at Landlord's option, pursue any of the following remedies:

       A. Without notice or demand, Landlord may take any action permissible at law to ensure performance by Tenant of Tenant's covenants and obligations under this Lease. If Tenant vacates the Leased Premises, Landlord may enter upon and take possession of the Leased Premises in order to protect them from deterioration.

       B. The Landlord may terminate this Lease and obtain possession of the Leased Premises by any summary or other procedure available to a landlord at law or in equity.

       C. Landlord may terminate this Lease by written notice to Tenant stating that the Lease has been terminated as a result of a breach of condition of this Lease, in which event Tenant shall immediately surrender the Leased Premises to the Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy Landlord may have for possession or arrearages in rent, enter upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of the Landlord's former estate and expel the Tenant and those claiming through or under the Tenant and remove their effects forcibly, if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

      22.2 The Tenant covenants that, in case of termination either under the provisions of statute or after written notice by reason of the default of the Tenant, the Tenant shall remain and continue liable to the Landlord in an amount equal to the total Payment Obligations reserved for the balance of the term hereof less the net amounts (after deducting the expenses of repair, renovation, demolition or broker's fees) which the Landlord realizes, or with due diligence should have realized, from the reletting of the Leased Premises. Tenant further agrees to pay all reasonable attorney's fees and costs of collection incurred by Landlord as a result of any default hereunder. The Landlord shall have the right from time to time to relet the Leased Premises upon such terms as it may deem fit, and if a sufficient sum shall not be thus realized to yield the net rent required under this Lease, the Tenant agrees to satisfy and pay all deficiencies as they may become due during each month of the remaining term of this Lease. Nothing herein contained shall be deemed to require the Landlord to await the date whereon this Lease, or the term hereof, would have expired had there been no default by the Tenant. The Tenant expressly waives service of any notice of intention to reenter and waives any and all right to recover or regain possession of the Leased Premises, or to reinstate or redeem this Lease as may be permitted or provided for by or under any statute or law now or hereafter in force and effect. The rights and remedies given to the Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others herein or by law or equity provided. Nothing contained in this Section shall limit or prejudice the right of the Landlord to prove and obtain, in proceedings involving the bankruptcy or insolvency of, or a composition with creditors by, the Tenant the maximum allowed by any statute or rule of law at the time in effect.

Section 23 -- Access to Premises.

      The Landlord or its representatives shall have free access to the Leased Premises at reasonable intervals upon reasonable notice during normal business hours for the purpose of inspection, or for the purpose of showing the premises to prospective purchasers, or for the purpose of making repairs which the Landlord is obligated to make hereunder.

Section 24 -- Notices.

      Any written notice, request or demand required or permitted by this Lease shall, until either party shall notify the other in writing of a different address, be properly given if sent by certified or registered first class mail, postage prepaid, and if to Landlord, addressed as set forth in Section 1.2, and if to Tenant, addressed either as set forth in
Section 1.4 or to the Leased Premises.

Section 25 -- Short Form Recording.

      The parties covenant and agree that, at the request of either party, there shall be recorded in the Registry of Deeds for the county in which the Leased Premises are situated only a Notice of this Lease and that they will execute and deliver a Notice of Lease in the statutory form for such purpose. The parties further covenant and agree that, in the event of termination, cancellation or assignment of this Lease prior to the expiration of the term hereof, they will execute and deliver, in recordable form, an instrument setting forth such termination, cancellation or assignment.

Section 26 -- Succession.

      This Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

Section 27 -- Waiver.

      Any consent, express or implied, by the Landlord to any breach by the Tenant of any covenant or condition of this Lease shall not constitute a waiver by the Landlord of any prior or succeeding breach by the Tenant of the same or any other covenant or condition of this Lease. Acceptance by the Landlord of rent or other payment with knowledge of a breach of or default under any term hereof by the Tenant shall not constitute a waiver by the Landlord of such breach or default.

Section 28 -- Governing Law.

      This Lease shall be construed and interpreted in accordance with the laws of the State of New Hampshire.

Section 29 -- Counterparts.

      This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original and all collectively but one and the same instrument.

Section 30 -- Entire Agreement.

      This Lease contains the entire agreement between the parties and supersedes and terminates all prior or contemporaneous arrangements, undertakings, understanding and agreements, whether oral or written.

Section 31 -- Early Termination.

      Landlord and Tenant acknowledge that the Tenant must first obtain approval from the Comptroller of the Currency in order to operate a branch bank at the Leased Premises. Tenant covenants and agrees to immediately upon the execution hereof make application for such approval. In the event that the Tenant fails to receive such approval from the Comptroller of the Currency, then the Tenant may, within ten (10) business days from the receipt of such notice, terminate the Lease by giving written notice thereof to the Landlord, together with a copy of the Comptroller's disapproval, and thereupon this Lease shall terminate and neither party shall have any further obligations to the other hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as of the day and year first above written.

Witness:                               LANDLORD:
                                       DUFFY WALL STREET L.L.C.



                                       By:  /s/ ROBERT L. DUFFY, JR.
                                              Robert L. Duffy, Jr.
                                              Managing Member


                                       TENANT:
                                       CFX BANK



                                       By: /s/ PAUL D. SPEISS
                                              Paul D.Speiss
                                              Vice President


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      Appeared on this 14th day of February, l995, Robert L. Duffy, Jr., duly authorized manager of Duffy Wall Street L.L.C., and acknowledged this instrument for the purposes therein contained. Before me,




                                       /s/ DONALD J. CASEY, JR.
                                       Notary Public
                                       My Commission Expires 4/27/01

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      Appeared on this 15th day of February, l995, Paul D. Speiss, duly authorized Vice President of CFX Bank, a New Hampshire Bank and acknowledged this instrument for the purposes therein contained, on behalf of the Bank. Before me,



                                       /s/ WILLIAM TUCKER
                                       Justice of the Peace


                                  EXHIBIT A

                          PLAN OF INTERIOR PREMISES



                                EXHIBIT A--1

                    PLAN SHOWING EXTERIOR LEASED PREMISES



                                 EXHIBIT B

                   LEGAL DESCRIPTION OF LANDLORD'S PREMISES



                                 EXHIBIT C

                       INITIAL WORK TO BE PERFORMED
                                BY LANDLORD



                                EXHIBIT C--1

                  WORK TO BE COMPLETED BY LANDLORD PRIOR
                         TO RENT COMMENCEMENT DATE



                                EXHIBIT D

                          TENANT'S FIT-UP WORK



                                 ADDENDUM


      THIS ADDENDUM to that certain Indenture of Lease dated as of this
   day of              , 1995 by and between Duffy Wall Street L.L.C. and
CFX Bank, is made pursuant to the provisions set forth in Section 1.5 of said Lease and is executed by the Landlord and Tenant in order to confirm the following:

      1. Interior Leased Premises.  The exact amount of square footage
contained within the Interior Leased Premises in             square feet.

      2. Rent and Other Payments.  The monthly Base Rent payment during
the Initial Term of the Lease is $              and the Initial Common
Area Maintenance Service Charge payment is $
       per month and the intitial tax payment is
       $           per month.

      3. Rent Commencement Date.  The Rent Commencment Date is
                        , 1995 and the Termination Date of the Initial
Term of the Lease is               , 2000.

      4. The final Exhibits A and A--1 are attached hereto.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum
on this, the      day of           , 1995.

Witness:                               LANDLORD:
                                       DUFFY WALL STREET L.L.C.



                                       By: /s/ NORMAN J. DUFFY


                                       TENANT:
                                       CFX BANK



                                       By:


STATE OF NEW HAMPSHIRE
COUNTY OF

      Appeared on this      day of           , l995,
                            , duly authorized manager of Duffy Wall Street
L.L.C., and acknowledged this instrument for the purposes therein contained. Before me,



                                       Justice of the Peace
                                       Notary Public


STATE OF NEW HAMPSHIRE
COUNTY OF

      Appeared on this      day of            , l995
                          , duly authorized
of CFX Bank, a                        and acknowledged this instrument for
the purposes therein contained, on behalf of the Bank.  Before me,



                                       Justice of the Peace
                                       Notary Public



                                  EXHIBIT B

                              Legal Description

      That certain tract or parcel of land situated in Manchester
Hillsborough County, New Hampshire, bounded and described as follows:

      Beginning at a drill hole at the intersection of Elm and Spring Streets, said point being the southeast corner of the herein described parcel; thence

      1. S 89[Degrees] 53'46" W, 291.21 feet along the northerly side of Spring Street to a drill hole at land now or formerly of BankEast; thence

      2. N 08[Degrees] 35'22" W, 34.31 feet to a point; thence

      3. N 07[Degrees] 34'36" W, 37.30 feet to a nail at an angle point in a retaining wall; thence

      4. N 79[Degrees] 16'58" W, 3.83 feet to a nail at an angle point in a retaining wall; thence

      5. N 07[Degrees] 57'03" W, 106.24 feet all by land of BankEast to a nail in the retaining wall; thence

      6. N 81[Degrees] 21'54" E, 300.90 feet by land of 2 Wall Street Ltd. to an iron pin on the westerly side of Elm Street; thence

      7. S 07[Degrees] 48'01" E, 165.09 feet to a drill hole on the westerly side of Elm Street; thence

      8. S 00[Degrees] 08'22" E, 58.55 feet by the westerly side of Elm Street to the point of beginning. Containing 1.380 acres or 60,125 square feet.



                                  EXHIBIT C

                 Initial work to be Performed by Landlord
                          DIVISION OF THE PREMISES

      Landlord will erect structural members, enclose one half the existing atrium above the Leased Premises, enclose the Leased Premises with a demising wall, as shown on the layout of Exhibit A, all in substantial conformance with the illustrations in Exhibit A--1.



                                 EXHIBIT C--1

                    Work to be Completed by Landlord Prior
                          to Rent Commencment Date

                           FIT-OUT OF LOBBY AREA

      Landlord will complete fit-out of the existing lobby in substantial conformance with the illustration in Exhibit A including a finished staircase to the third level, in a design and with materials compatible with the Tenant's Leased Premises, in a manner suitable for professinal uses.



                                  EXHIBIT D

                            Tenant's Fit-up Work

      Tenant shall complete the work within Tenant's Interior Leased Premises as outlined and shown on Exhibit A including the removal of existing interior petitions and the construction of new interior petitions where applicable. Finish work and finish materials shall be appropriate for first class professional banking offices.